UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2019

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment to Hercules Loan and Security Agreement

As previously disclosed, in April 2016, FuelCell Energy, Inc. (the “Company”) entered into a loan and security agreement with Hercules Capital, Inc. (“Hercules”) for an aggregate principal amount of up to $25.0 million, subject to certain terms and conditions. The loan and security agreement was subsequently amended on September 5, 2017, October 27, 2017, March 28, 2018, August 29, 2018, December 19, 2018, and February 28, 2019. Principal under the loan began amortizing in fiscal 2018 until March 2018, when the Company refinanced and drew a term loan advance of $13.1 million under the March 28, 2018 amendment. This resulted in an aggregate amount of outstanding term loan advances of $25.0 million as of February 28, 2019 and March 29, 2019. The term loan maturity date is October 1, 2020, subject to extension upon the Company’s achievement of certain performance milestones.

On March 29, 2019, the Company and Hercules (and various affiliated entities) entered into the seventh amendment to the loan and security agreement (such amendment, the “Hercules Amendment”). Under the Hercules Amendment, the Company is required, at all times following February 22, 2019 through April 30, 2019, to maintain an unrestricted cash balance of at least (a) 50% of the outstanding loan balance, plus (b) the amount of accounts payable (as defined under GAAP) not paid within 90 days of the invoice date, in accounts subject to an account control agreement in favor of Hercules. Further, at all times after April 30, 2019, the Company is required to maintain an unrestricted cash balance of at least (y) 75% of the outstanding loan balance, plus (z) the amount of accounts payable (as defined under GAAP) not paid within 90 days of the invoice date, in accounts subject to an account control agreement in favor of Hercules.

 In connection with the execution of the Hercules Amendment, the Company paid a $250,000 non-refundable fee to Hercules.

The foregoing summary of the terms of the Hercules Amendment is qualified in its entirety by reference to the full text of the Hercules Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amendment to NRG Loan Agreement

As previously disclosed, on July 30, 2014, the Company’s wholly owned subsidiary, FuelCell Energy Finance, LLC (“FuelCell Finance”), entered into a loan agreement (the “Loan Agreement”) with NRG Energy, Inc. (“NRG”) pursuant to which NRG extended a $40 million revolving construction and term financing facility (the “Loan Facility”) to FuelCell Finance for the purpose of accelerating project development by the Company and its subsidiaries.  On December 13, 2018, FuelCell Finance’s wholly owned subsidiary, Central CA Fuel Cell 2, LLC (“Co-Borrower”, and, together with FuelCell Finance, the “Credit Parties”), drew a construction loan advance of $5,750,000 under the Loan Facility. In conjunction with this advance, the Loan Agreement was amended on December 13, 2018.

On March 29, 2019, FuelCell Finance, Co-Borrower, and NRG entered into the third amendment to the Loan Agreement (the “NRG Amendment”), which amends the definition of “Maturity Date” under the Loan Agreement. Pursuant to the NRG Amendment, the Maturity Date of each note is now the date that is the earlier of (a) June 17, 2019, (b) the COD (commercial operation date or substantial completion date, as applicable) with respect to the fuel cell project owned by the co-borrower under such note, and (c) closing of a refinancing of indebtedness.

As consideration for the NRG Amendment, the Credit Parties, on a joint and several basis, agreed to pay NRG the following: (i) $250,000 payable on or before April 1, 2019; and (ii) $750,000 payable on the Maturity Date.

The foregoing summary of the terms of the NRG Amendment is qualified in its entirety by reference to the full text of the NRG Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

The following exhibits are being furnished herewith:

2

Exhibit No.	Description

10.1

Seventh Amendment to Loan and Security Agreement, dated March 29, 2019, by and among FuelCell Energy, Inc., Versa Power Systems, Inc., Versa Power Systems Ltd., Hercules Capital, Inc. and Hercules Funding II, LLC.

10.2	Third Amendment to Loan Agreement, dated as of March 29, 2019, by and among FuelCell Energy Finance, LLC, Central CA Fuel Cell 2, LLC, and NRG Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 3, 2019	By:	/s/ Michael S. Bishop
Michael S. Bishop
Senior Vice President, Chief Financial Officer and Treasurer